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                                                                 Exhibit 10.9

                              INVESTMENT AGREEMENT

This Agreement is made as of August 12th, 1999, by and between HIKARI TSHUSHIN, INC. a Japanese Corporation having its principal place of business at 24F Ohtemachi Nomura Building, 2-1-1 Ohtemachi, Chiyoda-ku, Tokyo 100-0004, Japan (hereinafter called "Hikari") and TUMBLEWEED COMMUNICATIONS CORP., a Delaware Corporation, having its principle offices at 700 Saginaw Drive, Redwood City, California, USA (hereinafter called "TSC").

                              WITNESSETH:
WHEREAS, Hikari desires to invest in Tumbleweed Communications
KabushikiKaisha, a Japanese Corporation having its principle place of business at Kanetatsu Bldg. 5F, 2-17 Hayabusa-cho, Chiyoda-ku, Tokyo, 102-0092, Japan (hereinafter called "TSK"), and

WHEREAS, TSC desires Hikara to invest in TSK and become its equivalent business partner about TSK:

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Hikari and TSC agree as follows:

Article 1.
TSC shall cause TSK to perform private placement and issue two hundred (200) stocks of TSK and Hikari shall undertake the two hundred (200) stocks in accordance with the terms and conditions set forth below by the date of September 1st, 1999.
1. The condition of payment thereof are set forth below:
As total consideration for the purchase and sale of the Stock, pursuant this Agreement, Hikari shall pay to TSK three hundred and fifty million Japanese yen (Y350,000,000) by or on the date of September 1st, 1999.
2. TSK hereby warrants and represents:
(a) TSK is a corporation duly organized, validly existing and in good standing under the laws of Japan and has the corporate power and authority to issue and assign Stock.
(b) Stock has been issued or will be issued validly under the laws of Japan.
(c) The information which TSK has submitted upon Hikari's request, including without limitation its balance sheet, profit and loss statement are correct and accurate.
(d) There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to stock, nor are there any securities convertible into such stock.
(e) With the completion of this Agreement, Hikari shall have fifty percent (50%) of the total shares of TSK.

Article 2.
In accordance with the completion of Article 1.1 above, each of Hikari and TSC shall have fifty percent (50%) of the total stocks of TSK.

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Article 3.
Hikari and TSC shall have equivalent right to vote at, or control the board of directors of TSK as follows:
A. Each party shall have the right to nominate and elect two (2) representative directors, and one (1) auditor. The right hereof may be changed by mutual written consent by and between Hikari and TSC.
B. Hikari and TSC shall make joint reporting structure and jointly have to sign documentation required for significant actions which shall be defined in the Commercial Code of Japan or the rules decided by the board of directors.

Article 4.
1. Neither party may sell all or part of the shares of the TSK without the prior written consent of the other party.
2. If either party desires to sell any or all of the shares of the TSK to a third party who has offered to purchase such shares, it shall offer such shares in writing first to the other party for the same price and on the terms and conditions as those proposed by the third party. If the party to whom the offer is made fails to accept it within third (30) days after the offer is maid, the offering party may, under the same terms and conditions, sell the shares to the third party free from the foregoing requirements.

Article 5.
Each party shall consult each other and solve problems in accordance with a principle of faith and trust over the interpretation on the provisions of this Agreement or the matters not provided in this Agreement.

Article 6.
Hikari and TSC agree that the exclusive jurisdiction of first instance over the disputes arising out of or in connection with this Agreement shall be the Tokyo District Court.

Article 7.
This Agreement shall be governed by and construed in accordance with the laws of Japan.

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IN WITNESS WHEREOF, the original of this Agreement are executed in duplicate by stamp and seal and each party holds one.

HIKARI
HIKARI TSUSHIN, INC.

By /s/ Masahide Saito
Name: Masahide Saito
Title: Director
Date: August 18, 1999


TSC:
TUMBLEWEED COMMUNICATIONS CORP.

By: /s/ Joseph C. Consul
Name: Joseph C. Consul
Title: VP Finance, CFO
Date: August 11, 1999